UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported): March 19, 2007 (March 13, 2007)

Centennial Communications Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19603	06-1242753
(Commission File Number)	(IRS Employer Identification No.)

3349 Route 138

Wall, New Jersey 07719

(Address of principal executive offices, including zip code)

(732) 556-2200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 13, 2007, Centennial Communications Corp. (“Centennial”) completed the previously announced sale of its wholly owned subsidiary, All America Cables and Radio, Inc. (“Centennial Dominicana”), to Trilogy International Partners for approximately $80 million in cash. Centennial Dominicana operates an integrated wireless and broadband network that served approximately 388,900 subscribers as of August 31, 2006. There was no material relationship, other than with respect to such transaction, between Trilogy International Partners and Centennial or any of its affiliates or any director or officer of Centennial or any associate of any such director or officer.

A copy of the press release announcing the completion of such sale is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

(1)	Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the period ended November 30, 2006 and for the three years ended May 31, 2006 (filed herewith as Exhibit 99.2)

(d)   Exhibits

99.1	Press Release of Centennial Communications Corp. dated March 13, 2007.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the period ended November 30, 2006 and for the three years ended May 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL COMMUNICATIONS CORP.
Date: March 19, 2007	By: /s/ Tony L. Wolk Tony L. Wolk Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Centennial Communications Corp. dated March 13, 2007.
99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements as of and for the period ended November 30, 2006 and for the three years ended May 31, 2006.